Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Newegg Commerce, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Common Shares, par value $0.021848 per share (“Common Shares”)	457(o)	(1)	(1)	(1)	0.0000927	(1)
Fees To Be Paid	Other	Warrants to purchase Common Shares	457(o)	(1)	(1)	(1)	0.0000927	(1)
Fees To Be Paid	Other	Units (consisting of Common Shares and Warrants)	457(o)	(1)	(1)	(1)	0.0000927	(1)
Fees To Be Paid	Unallocated (Universal) Shelf	Any combination of the securities listed above	457(o)	(1)	(1)	$300,000,000 (1)	0.0000927	$27,810.00 (2)
Fees To Be Paid	Equity	Common Shares, par value $0.021848 per share	Other	60,000,000	$4.12 (3)	$247,200,000 (3)	0.0000927	$22,915.44 (3)
	Total Offering Amounts					$547,200,000	0.0000927	$50,725.44
	Total Fees Previously Paid							$0
	Total Fee Offsets							$27,810.00
	Net Fee Due							$22,915.44

(1)	An unspecified number of securities is being registered as may from time to time be offered at unspecified prices. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices of the registrant’s Common Shares as reported on the Nasdaq Capital Market on June 24, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Newegg Commerce, Inc.	F-1	333-261077 (4)	November 15, 2021	N/A	$27,810	Equity	Common Shares	N/A	$300,000,000	N/A
Fee Offset Sources	Newegg Commerce, Inc.	F-1	333-261077 (4)	N/A	November 15, 2021	N/A	N/A	N/A	N/A	N/A	$24,046.05
Fee Offset Sources	Lianluo Smart Limited	F-1	333-249659 (4)	N/A	October 26, 2020	N/A	N/A	N/A	N/A	N/A	$3,763.95

(4)	Registration Statements 333-261077 and 333-249659 were withdrawn on June 30, 2022 and May 19, 2021, respectively.